UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: February 1, 2008

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

        On January 25, 2008 we entered into two agreements with Kevin K. Pfeffer (“Mr. Pfeffer”), which became effective February 1, 2008 based on certain conditions subsequent being met. Mr. Pfeffer is a former director in Golden Eagle International, Inc., having served on our board of directors from January 23, 2003 through December 4, 2006. The two subject agreements settle any and all outstanding debts that we had with Mr. Pfeffer, as well as any and all outstanding allegations, claims, disputes and controversies.

        The first agreement was titled, “Settlement and Release Agreement.” Terry C. Turner (“Mr. Turner”), our President, Chief Executive Officer and Chairman of the Board, was also a party to this agreement. In this agreement Mr. Turner, Mr. Pfeffer and we agreed to the following:

    a.        That Mr. Turner and we would dismiss with prejudice our case alleging certain causes of action against Mr. Pfeffer filed in the Federal District Court for Utah, Central Division, on September 5, 2007 titled, Golden Eagle International, Inc. and Terry C. Turner v. Kevin K. Pfeffer, 2:07-CV-662-TC (D.Utah; 2007). This voluntary dismissal was filed on January 28, 2008 and was acknowledged by the Court on January 29, 2008;

    b.        Mr. Turner and we also agreed to release and hold Mr. Pfeffer harmless regarding any and all allegations, claims, disputes and controversies between the parties, and entered into a covenant not to sue Mr. Pfeffer or otherwise take any action to harm him or his reputation.

    c.        Mr. Pfeffer agreed to release and hold Mr. Turner and us harmless regarding any and all allegations, claims, disputes and controversies between the parties, and entered into a covenant not to sue Mr. Turner or us or otherwise take any action to harm Mr. Turner or us or our reputation.

    d.        We acknowledged certain sums that we owed to Mr. Pfeffer, including a promissory note dated June 6, 2005 for an operating loan that Mr. Pfeffer had made to us, accumulated interest and penalties on that note, and expenses that Mr. Pfeffer had incurred while serving on our board of directors, which totaled $230,434.37, which we agreed to convert into 57,608,593 shares of our common stock.

    e.        All parties agreed to a two-year “Quiet Period” in which all parties will cease to comment, publicly or privately, in Internet forums and blogs, or any other written or verbal venue, regarding any of the other parties.

        The second agreement was titled, “Stock Purchase Agreement.” In this agreement we agreed with Mr. Pfeffer to the following:

    a.        All of the terms and conditions of the Settlement and Release Agreement set out above, as well as the agreement for the actual issuance to Mr. Pfeffer of 57,608,593 shares of our common stock in exchange for $230,434.37 in debt that we owed to Mr. Pfeffer pursuant to exemptions from registration for accredited investors found in Sections 4(2) and 4(6) of the Securities Act of 1933.

Item 1.02 Termination of a Material Definitive Agreement

        See Item 1.01 above in which we disclose the satisfaction of an unsecured promissory note that we entered into with Kevin K. Pfeffer (“Mr. Pfeffer”) on June 6, 2005, as well as accumulated interest and penalties on that note, and expenses that Mr. Pfeffer had incurred while serving on our board of directors, which totaled $230,434.37, which we agreed to convert into 57,608,593 shares of our common stock. The promissory note was originally due December 31, 2005.

Section 3 — Securities Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

Subsequent to the year-end for 2007, five holders that held 195,960 of our Series B Contingent Convertible Preferred Shares, who had previously been qualified as accredited investors, converted those shares into 48,990,000 shares of our restricted common stock.

On January 23, 2008 we issued 8,317,231 shares of our restricted common stock to RAF y CIA, LLC, a company which had acquired $83,172.31 of our indebtedness to Tio Rico, Ltd. regarding the balance of an Aircraft Lease-Purchase Agreement, and Redstone, Ltd., a company which had employed a metallurgical consultant that had served on our board of directors and as our Chief Operating Officer. RAF y CIA, LLC is an accredited investor.

On January 31, 2008 we issued 1,777,778 shares of our restricted common stock to David Harkrider, an accredited investor, in exchange for $8,000.

On February 1, 2008 we issued 57,608,593 shares of our restricted common stock to Kevin K. Pfeffer as a settlement of $230,434.37 in debt, as well as consideration for an overall settlement and release regarding any and all outstanding allegations, claims, disputes and controversies.

On February 5, 2008 we issued 2,000,000 shares of our restricted common stock to Rachel Glicksman, on behalf of CEOcast, an Internet portal and public relations firm to which we had owed $18,104.00 since 2005.

As a result of the conversions from our Series B Contingent Convertible Preferred Shares, and the issuance of shares in exchange for debt and as part of the settlement of litigation, allegations, claims, disputes and controversies as indicated above, as of February 6, 2008 our total number of common shares outstanding was: 1,721,204,092.

The following sets forth the information required by Item 701 in connection with these transactions:

(a)        The creation of our Series B Contingent Convertible Preferred Shares was authorized by our Board of Directors on December 29, 2006 and disclosed in Current Reports filed on Forms 8-K and 8-K/A on January 8, 2007 and January 19, 2007 respectively. Those same Current Reports reported on sales of Series B preferred shares, as did Current Reports on Form 8-K filed on February 14, 2007 and July 5, 2007.

(b)         There was no placement agent or underwriter for any of these transactions.

(c)        The total offering price was $195,960 for the Series B preferred shares, $101,276.31 for the past due debts for which our shares of common stock were exchanged, $230,434.37 for the settlement with Mr. Pfeffer and $8,000 for the sale.  No underwriting discounts or commissions were paid.

(d)        We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for these transactions, as well as Regulation D.

We did not engage in any public advertising or general solicitation in connection with any of these transactions. We provided the accredited investors with disclosure of all aspects of our business, including providing the accredited investors with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information.  Based on our investigation, we believe that these accredited investors obtained all information regarding Golden Eagle International, Inc. they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities for investment purposes.

(e)        Our restricted common stock is not convertible or exchangeable.  We have no registration obligation with respect to the shares of restricted common stock issued.   (f)         We have used the proceeds, or the value of the shares issued, to pay the expenses associated with our ordinary course of business; for the exploration of our C Zone gold prospect on our Precambrian Properties in eastern Bolivia; for environmental studies and the preparation of our applications to the Bolivian government for environmental permitting on our new C Zone mill site; and for the preparation of infrastructure and mill construction on our new C Zone mill site.

Section 9 – Financial Statements and Exhibits.

10.1	Settlement and Release Agreement with Kevin K. Pfeffer.
10.2	Stock Purchase Agreement with Kevin K. Pfeffer
99.1	Exhibits. Press Release dated February 7, 2008 titled,
"Golden Eagle Settles Litigation and Other Issues with Former Director."

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 7th day of February, 2008.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner, President and Chief Executive Officer